SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 LCS GOLF, INC.
               (Exact Name of Issuer as specified in its Charter)

DELAWARE                                            11-3200338
--------                                            ----------
(State of Incorporation)                         (I.R.S. Employer
                                                 Identification No.)

       909 NORTH DIXIE HIGHWAY, SUITE 200, WEST PALM BEACH, FLORIDA 33401
               (Address of Principal Executive Offices) (Zip Code)

                   LCS GOLF, INC. - YEAR 2001 STOCK AWARD PLAN
                            (Full title of the Plan)

                              Don A. Paradiso, P.A.
                            2072 South Military Trail
                                     Suite 9
                         West Palm Beach, Florida 33415
                                 (561) 967-7300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                        Copies of all communications to:
                              Richard S. Lane, Esq.
                              One Old Country Road
                                    Suite 120
                           Carle Place, New York 11514
                                 (516) 248-0858



                         CALCULATION OF REGISTRATION FEE



------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Title of Each                                    Proposed               Proposed
       Class of                                        Maximum                Maximum               Amount of
     Securities to           Amount to be             Offering               Aggregate            Registration
     be Registered            Registered              Price Per              Offering                  Fee
          (1)                                         Share (1)              Price(1)                  (1)
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
     Common Stock,             3,500,000                $.10                 $350,000                $100.00
    $.001 Par Value
       Per Share
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

(1) Estimated solely for the purpose of calculating the registration fee.


                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION

         a.  General Plan Information

1. The title of the Plan is: LCS Golf, Inc. - Year 2001 Stock Award Plan ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is LCS Golf, Inc. ("Company").

2. The general nature and purpose of the Plan is to grant Employees, Directors, Officers and Consultants an aggregate of 3,500,000 shares of the Company as compensation for services rendered and service to be rendered to the Company.

3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

4. The Company shall act as Plan Administrator. The Company's address is LCS Golf, Inc., 809 North Dixie Highway, Suite 200, West Palm Beach, Florida 33401. The telephone number of the Company is 561-835-8484.

         b.  Securities to be Offered

         3,500,000 shares of the Company's Common Stock, $.001 par value, is being offered pursuant to the Plan.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

Item      3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Incorporated hereby by reference and made a part hereof is (a) the Company's Annual Report on Form 10-KSB for the fiscal year ended February 29, 2000 filed under the Securities Exchange Act of 1934 (the "Exchange Act"). All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents; and (b) (i) the Company's Quarterly Report on Form 10-QSB for the period ended May 31, 2000, (ii) the Company's Quarterly Report on Form 10-QSB for the period ended August 31, 2000, and (iii) the Company's Quarterly Report on Form 10-QSB for the period ended November 30, 2000.

Item      4. DESCRIPTION OF SECURITIES

         Not applicable.

Item      5. INTEREST OF NAMED EXPERTS AND COUNSEL

          The legality of the securities being registered by this Registration Statement is being passed upon by Richard S. Lane, Esq., One Old Country Road, Suite 120, Carle Place, New York 11514, counsel to the Company. Mr. Lane has no substantial interest, direct or indirect, in the Company.

Item      6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Pursuant to the provisions of Section 145 of the Delaware General Corporation Law a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful.

         The Company's By-Laws provide that each director and officer of this Company shall be indemnified by the Company against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

Item      7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item      8. EXHIBITS

         The following is a complete list of exhibits filed as a part of, or incorporated by reference in, this Registration Statement.

Exhibit No.                        Document

5 Opinion of Richard S. Lane, Esq., re legality of shares of Common Stock being registered filed herewith.

10.1 Consulting Services Plan made as of the 3rd day of February 2001 for the Company's consultants and employees.

23        Consent of Richard S. Lane, Esq. (Included in Exhibit 5)

Item      9. UNDERTAKINGS


A.       To Update Annually

         The undersigned registrant hereby undertakes (1) other than as provided in the proviso to item 512(a) of regulation S-K, to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (a) to include any prospectus required by Section 10(a)(3) of the Securities Act, (b) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement, and (c) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration; (2) that for the purpose of determining any liability under the Securities Act, each such post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.       Incorporation of Subsequent Exchange Act Documents by Reference

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       Indemnification of Officers and Directors

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Putnam County, State of New York on the 18th day of May, 2001.

                                                     LCS GOLF, INC.



                                                     By /S/ DR. MICHAEL MITCHELL
                                                        ------------------------
                                                     Dr. Michael Mitchell
                                                     President, chief Executive
                                                     Officer and Chairman


Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures                         Title                               Date

/S/ DR. MICHAEL MITCHELL    President, Chief Executive Officer     June 14, 2001
------------------------    and Chairman (Principal Executive
Dr. Michael Mitchell        Officer)


/s/ ALEX BRUNI              Chief Operating Officer, Principal     June 14, 2001
---------------             Financial and Accounting Officer
Alex Bruni

/S/ KENNETH GREENBLATT      Director                               June 14, 2001
----------------------
Kenneth Greenblatt